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  Two Quick and Easy Ways              AMSOUTH
  To Vote Your Proxy Instantly          FUNDS
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As a valued AmSouth Regional Equity Fund shareholder, your proxy vote is important to us. That's why we've made it faster and easier to vote your proxy at your convenience, 24 hours a day. After reviewing the enclosed Proxy Statement, which outlines important issues affecting your fund, select one of the following quick and easy methods to register your vote -- accurately and immediately.

Vote On-Line

1. Read the enclosed Proxy Statement and have your Proxy Card* at hand.
2. Go to Web site WWW.PROXYVOTE.COM.
3. Enter the 12-digit Control Number found on your Proxy Card
4. Cast your vote using the easy-to-follow instructions.

Vote By Toll-Free Phone Call

1. Read the enclosed Proxy Statement and have your Proxy Card* at hand.
2. Call the toll-free Number found on your Proxy Card.
3. Enter the 12-digit Control Number found on your Proxy Card.
4. Cast your vote using the easy-to-follow instructions.

*DO NOT MAIL THE PROXY CARD IF VOTING BY INTERNET OR TELEPHONE.